FORM OF

CONSULTING AGREEMENT

Consulting Agreement, dated as of [__] (the “Agreement”), by and between WEBSTAR TECHNOLOGY GROUP, INC., a Wyoming corporation, having its principal executive office at [__] (the “Company”), and [__], having a principal place of business located at [__] (the “Consultant”).

WITNESSETH :

WHEREAS, the Company wishes to retain the Consultant and the Consultant has agreed to undertake and perform the obligations herein set forth, subject to the terms hereof.

NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the parties agree as follows:

1. Engagement of Consultant; Duties. The Company hereby engages the Consultant, and the Consultant agrees to be engaged on a non-exclusive basis, as a consultant on the terms and conditions set forth below. The Consultant agrees that it will, as an independent contractor, serve as a consultant to the Company and affiliates, to render such advice, consultation, information, and services to the managers and/or officers of the Company regarding general financial and business matters including, but not limited to:

a. Strategic alliances, mergers and acquisitions;

b. Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by Company;

c. Business development and business advertising;

d. Structuring and reviewing alternative sources for accounts receivable, purchase order and other asset financing;

f. Due diligence processes and capital structures;

g. Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be relevant or of interest or concern to the Company or the Company’s business;

It shall be expressly understood that Consultant shall have no power to bind Company to any contract or obligation or to transact any business in Company’s name or on behalf of Company in any manner. The Consultant’s role is that of a consultant and advisor to, and not that of a manager or employee of the Company. The Consultant represents and warrants that it not subject to any agreement, covenant or legal restraint which precludes or otherwise restricts its ability to enter into this Agreement and perform the services contemplated hereby.

2. Due Diligence. The Company shall supply and deliver to the Consultant all information relating to the Company’s business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of the Company and business prospects and provide the consulting services described in paragraph 1.

3. Time. The Consultant will devote such time to the affairs of the Company as is necessary to perform the services contemplated hereby in a professional and effective manner, subject to reasonable requirements of other businesses and activities of the Consultant’s personnel, it being acknowledged and agreed that Consultant may enter into additional contracts to provide the same or similar services to other entities engaged in the same or similar lines of business as that of the Company. The Consultant may perform services hereunder in such manner (whether by conference, telephone, letter, e-mail or otherwise) and at such times and places as Consultant and the Company may reasonably determine. The Consultants does not guarantee that its efforts will have any impact upon the Company’s business or that there will be any specific result or improvement from the Consultant’s efforts.

4. Term. The Consultant’s engagement shall commence on [__], and shall continue for an initial term of one (1) year. Thereafter, this Agreement shall continue at will until terminated as provided herein. Either party may cancel this Agreement upon thirty (30) days written notice if the other party violates any material provision of this Agreement and fails to cure such violation within said thirty (30) days after receipt of written notification of such violation. Such cancellation shall not excuse the breach or non-performance by the by other party or relieve the other party of its obligation incurred prior to the date of cancellation, including without limitation, the obligation of Company to pay the consideration described in paragraph 5.

5. Compensation. The Consultant shall receive [__] shares of fully paid, non-assessable, voting common stock, par value $.0001, of the Company, upon registration of the Company’s securities with the SEC pursuant to an S-1 registration, for each one (1) year term of this Agreement, to be delivered to Consultant in certificated form on the last day of each said term. If this Agreement is terminated prior to the end of any one year term, the number of shares to be paid to Consultant shall be prorated based on the number of full calendar months prior to the date of termination. Expense Reimbursement. The Company will reimburse the Consultant for reasonable expenses incident to the Consultant’s rendering of services hereunder which the Company deems necessary or desirable, upon presentation of expense vouchers or other documentation in such detail as the Company may from time to time reasonably require.

6. Confidentiality. Consultant acknowledges and agrees that confidential and valuable information proprietary to Company and obtained during its engagement by the Company, shall not be, directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. The Consultant, for and on behalf of itself and its representatives, shall not divulge to anyone, either during or at any time after the termination of its engagement, any information constituting a trade secret or other confidential information acquired by him concerning the Company, except in the performance of his duties hereunder, without the prior written consent of the Company or if required by law. The Consultant acknowledges that any such information is of a confidential and secret character and of great value to the Company, and upon the termination of its engagement the Consultant shall forthwith deliver up to the Company all notebooks and other data in its possession relating to the Company. The Company shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Consultant from any violation or threatened violation of this Section 7, and the Consultant hereby consents to the issuance of such injunction; provided, however, that the foregoing shall not prevent the Consultant from contesting the issuance of any such injunction on the ground that no violation or threatened violation of this Section 7 has occurred.

7. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.

8. Entire Agreement, Etc. This Agreement sets forth the parties’ final and entire agreement, and supersedes any and all prior understandings with respect to its subject matter. This Agreement shall bind and benefit the parties hereto and their respective heirs, successors and assigns, except as otherwise set forth herein. This Agreement is personal in nature and none of the Consultant’s obligations under this Agreement may be assigned or delegated by the Consultant. This Agreement shall be assignable by the Company to any other person in connection with the sale, transfer or other disposition of all or a substantial portion of its business and assets; and this Agreement shall inure to and be binding upon any successor to all or a substantial portion of the business, or to all or substantially all of the assets, of the Company, whether by merger, consolidation, purchase of stock or assets or otherwise. This Agreement cannot be changed, waived or terminated except by a writing signed by both the Consultant and the Company and shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts made and performed entirely within such state.

9. Independent Contractor. The parties agree that the Company shall have no right to control or direct the details, manner or means by which the Consultant accomplishes the results of the services performed hereunder, it being acknowledged that the Consultant shall for all purposes be an independent contractor of the Company.

10. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11. Delivery by Facsimile or E-Mail. This Agreement and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or digitally by means of e-mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of either party hereto, the other party shall re-execute original forms thereof and deliver them to the other party. Neither party shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or e-mail as a defense to the formation of a contract and each party forever waives any such defense.

12. Notices. Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be delivered personally to such party (or the Secretary thereof in the case of the Company) or if mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such other party at the address first set forth above (with the notice to the Company to be to the attention of James Owens, President) and shall be deemed delivered in all cases upon receipt. Any party may change the address to which notices are to be sent by giving written notice of any such change in the manner provided herein.

13. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Volusia County, Florida. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney’s fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney’s fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys’ fees and costs in connection all appeals of any judgment.

14. Captions. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

WEBSTAR TECHNOLOGY GROUP, INC.

By:
Name:	James R. Owens
Title:	President

[__]

By:
Name:
Title:

AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT (the “Amendment”) is made effective as of [__] by and between Webstar Technology Group, Inc., a Wyoming corporation (the “Company”), and [__] (“Consultant”). The Company and Consultant may collectively be referred to as the “Parties”.

BACKGROUND

A. The Company and Consultant are the parties to that certain Employment Agreement dated [__], as amended by this Amendment (collectively, the “Agreement”); and

B. The parties desire to amend certain parts of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Notwithstanding anything provided to the contrary in the Agreement, any and all shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), issuable by the Company to Consultant as provided for in the Agreement (the “Shares”) shall be issued within 15 days of (i) the effective date of a registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) or (ii) such earlier date that the Company consummates a financing or a transaction, including, without limitation, a merger, acquisition or sale of stock or assets (in which the Company may be the acquiring or the acquired entity), joint venture, strategic alliance or other similar transaction and which results in either of (i) or (ii) at least $3,000,000 of gross proceeds to the Company (the “Financing Event”).

2. Notwithstanding anything provided to the contrary in the Agreement, the total number of Shares to be issued by the Company on the Financing Event under the Agreement shall be [__] (the “Shares”). In the event the Financing Event does not occur by July 31, 2018, the Company shall issue the Shares in the name(s) chosen by the Consultant, at the request of the Consultant.

(i)	Notwithstanding anything to the contrary contained herein, should the Company be acquired (in cash, stock or otherwise) prior to the occurrence of a Financing Event, the Shares shall be issued and delivered to Consultant immediately prior to the Closing of said merger/acquisition, so that the Consultant shall receive their percentage of the compensation in kind for the acquisition/merger.

3. Notwithstanding anything provided to the contrary in the Agreement, the Company shall have no obligation to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”).

4. The effective date of this Amendment shall be effective as of the original date of the Agreement and as result ofs this Amendment, none of the Shares shall have been deemed issued until the Public Offering Date.

5. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Webstar Technology Group, Inc.		Consultant

By:		By:
Print Name:	Joseph P. Stingone, Sr.	Print Name:
Title:	CEO and President	Title: